UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

China New Energy Group Company

 (Exact name of Registrant as specified in its charter)

Delaware	001-32691	65-0972647
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 20/F, Center Plaza, No.188 Jie Fang Road
He Ping District, Tianjin, 300042
People's Republic of China

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-22-5829 9778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)
☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act(17CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under theExchange Act (17CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17CFR240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On September 28, 2009, Peng Mun Foo resigned as the Chief Financial Officer of China New Energy Group Company (the “Company”), effective immediately.  Ms. Peng Mun Foo’s resignation was not in connection with any disagreement with the Company.

Appointment of Chief Financial Officer

On September 28, 2009, Eric Yu Tak Shing, age 41, was appointed as Chief Financial Officer of the Company replacing Mr. Peng Mun Foo. Mr. Yu is a Certified Public Accountant with 16 years of experience in public and corporate accounting and finance.

Prior to joining the Company, Mr.Yu served as CFO with Benda Pharmaceutical, Inc. from February 2007.  From March  2006 to February 2007, Mr. Yu served as the Financial Controller for Beijing Teletron Telecom Engineering Co. Ltd.  From March  2005 to March  2006, Mr. Yu served as the Financial Controller for Payease Inc.  From May 2000 to February 2005, Mr. Yu also served as the Financial Controller of the project companies of AsiaVest Investment Advisory Limited. Mr. Yu received a Bachelor of Commerce degree in 1993, with a major in Accountancy and Legal Studies, from University of Wollongong, Australia.

Pursuant to the terms of an employment agreement, dated September 25, 2009, by and between the Company and Mr. Yu, the Company has agreed to pay to Mr. Yu an annual salary of $156,000.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2009

CHINA NEW ENERGY GROUP COMPANY (Registrant)

By:	/s/ Yangkan Chong
Yangkan Chong
Chief Executive Officer